Sub-Item 77Q1(a): Copies of Material Amendments to the Trusts Declaration of Trust of By-Laws

Amendment No. 66 dated December 15, 2011 to the Agreement and Declaration of Trust dated January 28, 1997, is incorporated herein by reference to Exhibit
(a)(67) to Post-Effective Amendment No. 292 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 23, 2011 (Accession No. 0000950123-11-103997).

Amendment No. 67 dated April 19, 2012 to the Agreement and Declaration of Trust dated January 28, 1997, is incorporated herein by reference to Exhibit
(a)(68) to Post-Effective Amendment No. 321 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 27, 2012 (Accession No. 0000950123-12-006984).